Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated February 3, 2026, relating to the financial statements of Apeiron Acquisition Vehicle I, as of December 31, 2025 and for the period from July 18, 2025 (inception) through December 31, 2025, which is contained in the Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Withum Smith + Brown, PC

New York, New York

February 3, 2026